NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
May 2, 2016

FIRST QUARTER 2016 OPERATING RESULTS AND INCREASED 2016 GUIDANCE
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, May 2, 2016 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter ended March 31, 2016. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Recurring FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended
	March 31,
	2016	2015
	(in thousands, except per share data)
Revenues	$126,980	$116,187

Net earnings available to common stockholders	$61,824	$45,119
Net earnings per common share	$0.44	$0.34

FFO available to common stockholders	$80,098	$70,843
FFO per common share	$0.57	$0.54

Recurring FFO available to common stockholders	$80,318	$70,999
Recurring FFO per common share	$0.57	$0.54

AFFO available to common stockholders	$81,749	$72,123
AFFO per common share	$0.58	$0.55

First Quarter 2016 Highlights:

•	FFO per share and Recurring FFO per share increased 5.6% over prior year results

•	AFFO per share increased 5.5% over prior year results

•	Portfolio occupancy was 99.1% at March 31, 2016, consistent with December 31, 2015, and 98.8% at March 31, 2015

•	Invested $125.2 million in property investments, including the acquisition of 46 properties with an aggregate 591,000 square feet of gross leasable area at an initial cash yield of 7.0%

•	Sold 10 properties for $52.8 million producing $16.9 million of gain on sales

•	Raised $88.0 million net proceeds from the issuance of 1,999,410 common shares

National Retail Properties announced an increase in 2016 FFO guidance from a range of $2.29 to $2.35 to a range of $2.31 to $2.36 per share before any impairment expense. The 2016 AFFO is estimated to be $2.36 to $2.41 per share.

Craig Macnab, Chief Executive Officer, commented: "Our activity thus far in 2016, has set us up well for another solid, consistent year of growth. Our acquisition activity in the first quarter was encouraging, we harvested large gains by selling assets and importantly our balance sheet remains fortress-like as we were active issuing equity at attractive prices."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of March 31, 2016, the company owned 2,293 properties in 47 states with a gross leasable area of approximately 25.4 million square feet and with a weighted average remaining lease term of 11.3 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on May 2, 2016, at 2:00 p.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, risks related to the company's status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the SEC for the quarter ended March 31, 2016. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance.

The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2016	2015
Income Statement Summary

Revenues:
Rental and earned income	$122,475	$112,064
Real estate expense reimbursement from tenants	3,590	3,515
Interest and other income from real estate transactions	463	163
Interest income on commercial mortgage residual interests	452	445
	126,980	116,187

Operating expenses:
General and administrative	9,249	8,605
Real estate	4,787	4,759
Depreciation and amortization	34,655	32,141
Impairment – commercial mortgage residual interests valuation	220	—
Impairment losses, net of recoveries	572	1,028
	49,483	46,533

Other expenses (revenues):
Interest and other income	(19)	(11)
Interest expense	23,586	21,786
Real estate acquisition costs	129	599
	23,696	22,374

Income tax expense	—	(442)

Earnings before gain on disposition of real estate, net of income tax expense	53,801	46,838

Gain on disposition of real estate, net of income tax expense	16,875	7,200

Earnings including noncontrolling interests	70,676	54,038

Loss (earnings) attributable to noncontrolling interests	7	(60)

Net earnings attributable to NNN	70,683	53,978
Series D preferred stock dividends	(4,762)	(4,762)
Series E preferred stock dividends	(4,097)	(4,097)
Net earnings available to common stockholders	$61,824	$45,119

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2016	2015

Weighted average common shares outstanding:
Basic	140,840	131,665
Diluted	141,326	132,110

Net earnings per share available to common stockholders:
Basic	$0.44	$0.34
Diluted	$0.44	$0.34

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2016	2015
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$61,824	$45,119
Real estate depreciation and amortization	34,577	32,028
Gain on disposition of real estate, net of income tax and noncontrolling interest	(16,875)	(7,148)
Impairment losses – depreciable real estate, net of recoveries and income tax	572	844
Total FFO adjustments	18,274	25,724
FFO available to common stockholders	$80,098	$70,843

FFO per common share:
Basic	$0.57	$0.54
Diluted	$0.57	$0.54

Recurring Funds from Operations Reconciliation:
Net earnings available to common stockholders	$61,824	$45,119
Total FFO adjustments	18,274	25,724
FFO available to common stockholders	80,098	70,843

Impairment – commercial mortgage residual interests valuation	220	—
Impairment losses – non-depreciable real estate	—	156
Total Recurring FFO adjustments	220	156
Recurring FFO available to common stockholders	$80,318	$70,999

Recurring FFO per common share:
Basic	$0.57	$0.54
Diluted	$0.57	$0.54

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2016	2015
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$61,824	$45,119
Total FFO adjustments	18,274	25,724
Total Recurring FFO adjustments	220	156
Recurring FFO available to common stockholders	80,318	70,999

Straight line accrued rent	(242)	(205)
Net capital lease rent adjustment	340	334
Below market rent amortization	(859)	(1,024)
Stock based compensation expense	2,703	2,409
Capitalized interest expense	(511)	(390)
Total AFFO adjustments	1,431	1,124
AFFO available to common stockholders	$81,749	$72,123

AFFO per common share:
Basic	$0.58	$0.55
Diluted	$0.58	$0.55

Other Information:
Percentage rent	$474	$185
Amortization of debt costs	$756	$709
Scheduled debt principal amortization (excluding maturities)	$260	$409
Non-real estate depreciation expense	$81	$118

2016 Earnings Guidance:
FFO guidance for 2016 was increased from a range of $2.29 to $2.35 to a range of $2.31 to $2.36 per share before any impairment expense. The 2016 AFFO is estimated to be $2.36 to $2.41 per share. The FFO guidance equates to net earnings before any impairments or gains or losses from the sale of real estate of $1.32 to $1.37 per share, plus $0.99 per share of expected real estate depreciation and amortization. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

	2016 Guidance
Net earnings per common share before any impairments or gains (losses) on sale of real estate	$1.32 - $1.37 per share
Real estate depreciation and amortization per share	$0.99 per share
FFO per share	$2.31 - $2.36 per share
AFFO per share	$2.36 - $2.41 per share
G&A expenses	$35.5 Million
Real estate expenses, net of tenant reimbursements	$5.5 Million
Acquisition volume	$500 - $600 Million
Disposition volume	$85 - $100 Million

National Retail Properties, Inc. (in thousands) (unaudited)

	March 31, 2016	December 31, 2015
Balance Sheet Summary

Assets:
Cash and cash equivalents	$8,203	$13,659
Restricted cash and cash held in escrow	43,136	601
Receivables, net of allowance	5,236	3,344
Mortgages, notes and accrued interest receivable, net of allowance	8,558	8,688
Real estate portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	5,343,433	5,256,274
Accounted for using the direct financing method	14,178	14,518
Real estate held for sale	627	32,666
Commercial mortgage residual interests	10,801	11,115
Accrued rental income, net of allowance	25,575	25,529
Debt costs, net of accumulated amortization	3,662	4,003
Other assets	89,494	89,647
Total assets	$5,552,903	$5,460,044

Liabilities:
Line of credit payable	$—	$—
Mortgages payable, including unamortized premium and net of unamortized debt costs	17,066	23,964
Notes payable, net of unamortized discount and unamortized debt costs	1,952,723	1,951,980
Accrued interest payable	33,637	20,113
Other liabilities	115,315	121,594
Total liabilities	2,118,741	2,117,651

Stockholders' equity of NNN	3,433,910	3,342,134
Noncontrolling interests	252	259
Total equity	3,434,162	3,342,393

Total liabilities and equity	$5,552,903	$5,460,044

Common shares outstanding	143,236	141,008

Gross leasable area, Property Portfolio (square feet)	25,401	24,964

National Retail Properties, Inc. Debt Summary As of March 31, 2016 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 92.5 bps	—	January 2019

Unsecured notes payable:
2017	250,000	249,823	6.875%	6.924%	October 2017
2021	300,000	297,447	5.500%	5.689%	July 2021
2022	325,000	321,566	3.800%	3.985%	October 2022
2023	350,000	348,085	3.300%	3.388%	April 2023
2024	350,000	349,405	3.900%	3.924%	June 2024
2025	400,000	399,071	4.000%	4.029%	November 2025
Total	1,975,000	1,965,397

Total unsecured debt (1)	$1,975,000	$1,965,397

Debt costs		(17,782)
Accumulated amortization		5,108
Debt costs, net of accumulated amortization		(12,674)
Notes payable, net of unamortized discount and unamortized debt costs		$1,952,723

(1) Unsecured notes payable have a weighted average interest rate of 4.5% and a weighted maturity of 7 years

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$14,414	5.230%	July 2023
Mortgage(1)	2,774	6.400%	February 2017
	$17,188	(2)

Debt costs	(226)
Accumulated amortization	104
Debt costs, net of accumulated amortization	(122)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$17,066
(1) Includes unamortized premium
(2) Mortgages payable have a weighted average interest rate of 5.4% and a weighted average maturity of 6 years

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of March 31,
	Line of Trade	2016(1)	2015(2)
1.	Convenience stores	16.5%	17.7%
2.	Restaurants – full service	10.8%	9.0%
3.	Restaurants – limited service	7.9%	6.9%
4.	Automotive service	7.0%	7.2%
5.	Family entertainment centers	5.7%	5.1%
6.	Theaters	5.1%	5.1%
7.	Automotive parts	4.1%	4.6%
8.	Health and fitness	4.0%	3.8%
9.	Recreational vehicle dealers, parts and accessories	3.6%	3.3%
10.	Banks	3.4%	3.6%
11.	Sporting goods	2.9%	3.7%
12.	Wholesale clubs	2.3%	2.8%
13.	Drug stores	2.3%	2.4%
14.	Medical service providers	2.3%	2.0%
15.	Consumer electronics	2.2%	2.4%
16.	Travel plazas	2.0%	2.3%
17.	General merchandise	2.0%	2.1%
18.	Home improvement	2.0%	1.9%
19.	Home furnishings	1.8%	1.8%
20.	Grocery	1.7%	1.6%
	Other	10.4%	10.7%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	19.6%	6.	Georgia	4.4%
2.	Florida	9.5%	7.	Indiana	4.0%
3.	Illinois	5.3%	8.	Virginia	3.8%
4.	North Carolina	5.1%	9.	Alabama	3.1%
5.	Ohio	5.1%	10.	Tennessee	3.0%

(1)	Based on the annualized base rent for all leases in place as of March 31, 2016.

(2)	Based on the annualized base rent for all leases in place as of March 31, 2015.

National Retail Properties, Inc.
Property Portfolio

Top Tenants (> 2.0%)

	Properties	% of Total (1)
Sunoco	125	5.8%
Mister Car Wash	90	4.3%
LA Fitness	25	3.9%
Couche-Tard (Pantry)	86	3.6%
Camping World	32	3.6%
7-Eleven	77	3.5%
SunTrust	121	3.2%
AMC Theatre	17	3.1%
Bell American (Taco Bell)	115	3.0%
Chuck E. Cheese's	53	2.7%
Frisch's Restaurant	74	2.4%
Gander Mountain	12	2.3%
BJ's Wholesale Club	7	2.3%
Best Buy	19	2.1%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2016	0.7%	19	256,000	2022	5.6%	95	1,189,000
2017	2.8%	51	1,002,000	2023	2.4%	55	905,000
2018	6.1%	183	1,645,000	2024	2.6%	49	770,000
2019	3.3%	79	1,116,000	2025	5.5%	133	1,118,000
2020	4.2%	137	1,553,000	2026	6.0%	167	1,732,000
2021	4.8%	118	1,354,000	Thereafter	56.0%	1,180	12,415,000

(1)	Based on the annual base rent of $496,053,000, which is the annualized base rent for all leases in place as of March 31, 2016.

(2)	As of March 31, 2016, the weighted average remaining lease term is 11.3 years.

(3)	Square feet.